UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2012

BIDZ.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51257	95-4728109
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation or organization)		Number)

3562 Eastham Drive
Culver City, California	90232
(Address of principal executive offices)	(Zip Code)

310-280-7373

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

(a)  Effective August 1, 2012, Bidz.com, Inc. (the “Company”), as “Lessee”, and Leo Miller and Bernice E. Miller, as Co-Trustees of the Miller Trust under the First Amended and Restated Miller Trust dated November 7, 1994 and the Klein Family Partnership, a California limited partnership, as “Lessor”, entered into a lease (the “Lease”) of executive offices and facilities located at 2400 Marine Avenue, Redondo Beach, California, dated for reference purposes as of July 12, 2012. The Company intends to relocate its principal executive offices and other operations to these facilities, from the Company’s current location in Culver City, California, prior to the end of the third quarter of 2012. The facilities include an approximately 30,000 square foot office building and approximately 20,000 square foot warehouse building. The term of the Lease commences on September 15, 2012 and expires on December 31, 2017.  The monthly rental is $40,000 subject to annual increases. The Company’s obligations under the Lease have been personally guaranteed by the Company’s Chief Executive Officer, David Zinberg and his sister, Marina Zinberg, a principal stockholder of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2012	BIDZ.COM, INC.

	By:	/s/ Lawrence Kong
Lawrence Kong
Chief Financial Officer